TECHNICAL ADVISOR AGREEMENT


               THIS AGREEMENT is dated the 15th day of June, 1999

                                    BETWEEN:
                             Dragon Pharmaceuticals
                        12th Floor - 543 Granville Street
                                 Vancouver, B.C.
                                     V6C 1X8
                                 (the "Client")

                                      -and-

                                Mr. Ernest Pernet
                         E. Pernet Portfolio Management
                                 Barengrasse 25
                                   PO Box 6568
                          Zurich, CH 8023, Switzerland

                               (the "Consultant")


WHEREAS the Client desires to engage the Advisor to provide services to the Client for the term of this Agreement and the Advisor has agreed to provide such services, all in consideration and upon the terms and conditions contained herein;

NOW THEREFORE it is hereby agreed as follows:

1.       Services

         The Client agrees to engage the Consultant to act as financial consultant on an as needed basis. Specific requirements of the services will vary and will be agreed on between the Client and the Consultant at such time that the services are being retained.

2.   Term

         Except as otherwise provided in this Agreement, the Client agrees to engage the Advisor to provide the Services for a term of one year from June 15, 1999 to June 15, 2000.

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3.   Fee

     a) The Client agrees to pay the Consultant a fee for the Services provided by the Consultant under the Agreement in accordance with invoices submitted to the client for services rendered. All valid invoices will be paid by the Client within 30 days of receipt.

     b) The Client shall be responsible for all sales taxes (including goods and services taxes) due to respect of the fees paid to the Consultant.

     c) The Consultant will be granted, as soon as available, 50,000 options with an exercise price of $0.50 per share and an expiration term of five years.

4.   Expenses

     The Client shall pay for or reimburse the Consultant for all reasonable, ordinary and necessary expenses incurred by the Consultant in the ordinary course of performing the Services upon presentation of proper accounts statements, invoices or receipts for such items. All expenses should be agreed to in writing by the Client prior to being authorized by the Consultant. Only those expenses that have been pre-approved by the Client shall be reimbursable.

5.   Independent Contract

     The Consultant's relationship with the Client as created by this Agreement is that of an independent contractor for the purposes of the Income Tax Act (Canada) and any similar provincial taxing legislation. It is intended that the Consultant shall have general control and direction over the manner in which the services are to be provided to the Client under this Agreement. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/employee, agency joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.


6.   Time and Effort

     The Advisor shall be free to devote such portion of the Advisor's time, energy, effort and skill as the Advisor sees fit, and to perform the Advisor's duties when and where the Advisor sees fit, so long as the

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     Advisor  performs the  Services  set out in this  Agreement in a timely and professional fashion.


7.  Confidential Information

     (a) The Advisor acknowledges that certain of the material and information made available to the Advisor by the Client in the performance of the Services (the "Confidential Information") will be of a confidential nature. The Advisor recognizes that the Confidential Information is the sole and exclusive property of the Client, and the Advisor shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Advisor shall not, directly or indirectly, use the Confidential Information for its own benefit, or disclose to another any Confidential Information, whether or not acquired, learned, obtained or developed by the Advisor alone or in conjunction with others, except as such disclosure or use may be required in connection with the performance of the Services or as may be consented to in writing by the Client.

     (b) The Confidential Information is and shall remain the sole and exclusive property of the Client regardless of whether such information was generated by the Advisor or by others, and the Advisor agrees that upon termination of this Agreement it shall deliver promptly to the Client all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the possession or under the control of the Advisor without retaining copies thereof.

     (c) Each of the foregoing obligations of the Advisor in this clause shall also apply to any confidential information of customers, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Client or any associate or affiliate of the Client has business relations.

     (d) Notwithstanding the foregoing provisions of this clause, the Advisor shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

          (i) the Confidential Information is or becomes available to the public from a source other than the Advisor and through no fault of the Advisor; or

          (ii) the Confidential Information is lawfully obtained by the Advisor from a third party or a source outside of this Agreement.

     (e) The covenants and agreements contained in this clause shall survive the termination of this agreement.

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8.  Other Services

     The Advisor will be free to perform consulting and other services to the Advisor's other clients during the term of this Agreement, provided however, that the Advisor shall ensure that the Advisor is able to perform the Services pursuant to this Agreement in a timely and professional fashion. The Advisor agrees not to perform services for the Advisor's other clients which may create a conflict of interest or interfere with the Advisor's duties pursuant to this Agreement.

9.  Termination

     (a) In the event that the Advisor breaches this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Client may terminate this Agreement immediately and without notice for cause. Either party may terminate this Agreement at any time, without cause or reason, upon two months advance written notice to the other.

     (b)  Upon termination of this Agreement:

          (i) the Client's obligations to the Advisor under this Agreement shall terminate except for the Client's obligation to pay any fees and expenses in accordance with the terms of this Agreement, to the date of termination; and

          (ii) the Advisor's obligations to the Client under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

         (iii) this contract may be renewed by mutual consent.

10.  Indemnification

     (a) The Client undertakes to, and does hereby agree to, indemnify the Advisor and its directors, officers and employees against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Advisor's performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses damages and expenses caused by the willful misconduct or gross negligence of the Advisor or any of its directors, officers or employees.

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11.  Governing Law

     This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

12.  Severability

     If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, unlawful or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any circumstance other than that to which it is held to be invalid, unlawful or unenforceable, shall not be affected thereby.


13.  Amendments

     Any amendment to this Agreement must be in writing and signed by both parties hereto.

14.  Time of Essences

     Time shall be of the essence in this Agreement.

15.  Entire Agreement

     This is the entire Agreement between the Client and the Advisor with respect to the consulting services to be provided by the Advisor to the Client and supersedes any prior agreements with respect to such services whether written or oral.

16.  Notices

     Notices hereunder shall be in writing and must be either personally delivered or sent by double registered mail to the address(es) set forth above. A party may change the address set forth above by proper notice to the other.

17.  No Waiver

     The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to of any other breach or default in the performance of the same or of any other obligation hereunder.

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18.   Assignment

     This Agreement is personal in nature and may not be assigned by either party hereto.

19.  Enurement

     This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective employees and permitted successors or assigns.


IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.


Per:
         Mr. Greg Hall
         Director


         Mr. Ernest Pernet